SHARES FOR DEBT AGREEMENT

      This SHARES FOR DEBT AGREEMENT (this "Agreement") is made and entered into as of November 2, 2004, by and between ENTREMETRIX CORPORATION, a Nevada corporation (the "Company"), and GEORGE LEFEVRE, an individual whose address is ____________________________________ ("LeFevre"), with reference to the following facts:

                                    RECITALS

      WHEREAS, LeFevre is the duly appointed and acting Treasurer of the Company;

      WHEREAS, for services rendered or to be rendered by LeFevre to the Company during the period from October 1, 2004 through December 31, 2004, the Company is indebted to LeFevre in amount of U.S. $60,000 (the "Debt Amount"); and

      WHEREAS, the Company has agreed to issue to LeFevre and LeFevre has agreed to accept 6,000,000 restricted shares of the Company's common stock as complete settlement of the Debt Amount;

      NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively "parties" and individually a "party") agree as follows:

                                    AGREEMENT

      1. The Company agrees to issue to LeFevre and LeFevre agrees to accept, 6,000,000 restricted shares of the Company's common stock (the "Shares") as complete payment and settlement of the Debt Amount and any and all other amounts due or accrued to LeFevre for the compensation period from October 1, 2004 through December 31, 2004.

      2. Upon issuance of the Shares, LeFevre hereby, for himself and his past and present agents, executors, administrators, trustees, partners, representatives, controlled entities and affiliates, successors and assigns, forever discharges and releases the Company and each of its past and present employees, agents, representatives, controlled entities and affiliates, successors and assigns from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which LeFevre had or has arising out of the Debt Amount.

      3. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of California. The language and all parts of this Agreement shall be in all cases construed as a whole according to its very meaning and not strictly for or against any individual party.

      4. Solely for establishing that the issuance of the Shares to LeFevre is exempt from the registration requirements of Section 5 of the Securities Act of 1933 (as amended, the "Securities Act") and comparable provisions of state blue-sky laws, LeFevre represents and warrants to the Company as follows:

            (a) LeFevre is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            (b) LeFevre understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

            (c) LeFevre understands and agrees that the certificate evidencing the Shares shall be endorsed with the legend in substantially the form set forth below:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT AN EXEMPTION THEREFROM IS AVAILABLE."

            (d) In addition to the foregoing, LeFevre hereby makes all of the investment representations set forth on Exhibit A attached hereto, which are incorporated by reference herein.

      5. This Agreement memorializes and constitutes the entire agreement and understanding among the parties regarding the subject matter hereof, and supersedes all prior negotiations, proposed agreements and agreements, whether written or unwritten. The parties acknowledge that no other party, nor any agent or attorney of any other party, has made any promises, representations, or warranties whatsoever, expressly or impliedly, which are not expressly contained in this Agreement, and the parties further acknowledge that they have not executed this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not expressly recited in this Agreement.

      6. The parties shall hereafter execute all documents and do all that is necessary, convenient or desirable in the reasonable opinion of the other party to effect the provisions of this Agreement.

      7. For the convenience of the parties to this Agreement, this document may be executed by facsimile signatures and in counterparts which shall together constitute the agreement of the parties as one and the same instrument. It is the intent of the parties that a copy of this Agreement signed by any party shall be fully enforceable against that party.

      8. Should any provision of this Agreement be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and, in lieu of such illegal or invalid provision, there shall be added a provision as similar in terms and amount to such illegal or invalid provision as may be possible and, if such illegal or invalid provision cannot be so modified, then it shall be deemed not to be a part of this Agreement.

                               [SIGNATURES FOLLOW]

      IN WITNESS WHEREOF the parties have executed this Shares for Debt Agreement as of the date first above written.

ENTREMETRIX CORPORATION


By:
   -------------------------------
     Scott Absher
Its: President


----------------------------------
George LeFevre

                                    EXHIBIT A

                       INVESTMENT REPRESENTATION STATEMENT

--------------------------------------------------------------------------------

      In connection with the purchase of Shares, I, the undersigned, represent to the Company as follows:

1. The Company May Rely on These Representations. I understand that the Company's sale of the shares to me has not been registered under the Securities Act of 1933, as amended, because the Company believes, relying in part on my representations in this document, that an exemption from such registration requirement is available for such sale. I understand that the availability of this exemption depends upon the representations I am making to the Company in this document being true and correct.

2. I am Purchasing for Investment. I am purchasing the shares solely for investment purposes, and not for further distribution. My entire legal and beneficial ownership interest in the shares is being purchased and shall be held solely for my account, except to the extent I intend to hold the shares jointly with my spouse. I am not a party to, and do not presently intend to enter into, any contract or other arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of any of the shares. My investment intent is not limited to my present intention to hold the shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the shares, or for any other fixed period in the future.

3. I Can Protect My Own Interests. I can properly evaluate the merits and risks of an investment in the shares and can protect my own interests in this regard, whether by reason of my own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom I have consulted, or my preexisting business or personal relationship with the Company or any of its officers, directors or controlling persons.

4. I am Informed About the Company. I am sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the shares. I have had opportunity to discuss the plans, operations and financial condition of the Company with its officers, directors or controlling persons, and have received all information I deem appropriate for assessing the risk of an investment in the shares.

5. I Recognize My Economic Risk. I realize that the purchase of the shares involves a high degree of risk, and that the Company's future prospects are uncertain. I am able to hold the shares indefinitely if required, and am able to bear the loss of my entire investment in the shares.

6. I am Familiar With Rule 144. I am familiar with Rule 144 adopted under the Securities Act, which in some circumstances permits limited public resales of "restricted securities" like the shares acquired from an issuer in a non-public offering. I understand that my ability to sell the shares under Rule 144 in the future is uncertain, and will depend upon, among other things: (i) the availability of certain current public information about the Company; (ii) the resale occurring more than one year after my purchase and full payment (within the meaning of Rule 144) for the shares; and (iii) if I am an affiliate of the Company, or a non-affiliate who has held the shares less than two years after my purchase and full payment:
      (A) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934, as amended, (B) the amount of shares being sold during any three month period not exceeding the specified limitations stated in Rule 144, and (C) timely filing of a notice of proposed sale on Form 144, if applicable.

7. I Know Rule 144 May Never be Available. I understand that the requirements of Rule 144 may never be met, and that the shares may never be saleable. I further understand that at the time I wish to sell the shares, there may be no public market for the Company's stock upon which to make such a sale, or the current public information requirements of Rule 144 may not be satisfied, either of which would preclude me from selling the shares under Rule 144 even if the one-year minimum holding period had been satisfied.

8. I Know I am Subject to Further Restrictions on Resale. I understand that in the event Rule 144 is not available to me, any future proposed sale of any of the shares by me will not be possible without prior registration under the Securities Act, compliance with some other registration exemption (which may or may not be available), or each of the following:
      (i) my written notice to the Company containing detailed information regarding the proposed sale, (ii) my providing an opinion of my counsel to the effect that such sale will not require registration, and (iii) the Company notifying me in writing that its counsel concurs in such opinion. I understand that neither the Company nor its counsel is obligated to provide me with any such opinion. I understand that although Rule 144 is not exclusive, the Staff of the SEC has stated that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

9. I Know I May Have Tax Liability Due to the Uncertain Value of the Shares. I understand that the Board of Directors believes its valuation of the shares represents a fair appraisal of their worth, but that it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the shares on the date of my purchase is substantially greater than the Board's appraisal. I understand that any additional value ascribed to the shares by such an IRS determination may constitute ordinary income to me as of the purchase date, and that any additional taxes and interest due as a result will be my sole responsibility payable only by me, and that the Company need not and will not reimburse me for that tax liability.

10. Agreement. By signing below, I acknowledge my agreement with each of the statements contained in this Investment Representation Statement as of the date first set forth above, and my intent for the Company to rely on such statements in issuing the shares to me.


                                                   -----------------------------
                                                   George LeFevre